UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2006

SL GREEN REALTY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-13199	13-3956775
(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 594-2700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of SL Green Realty Corp. (the “Company”) established the SL Green Realty Corp. 2005 Long-Term Outperformance Plan (the “2005 Outperformance Plan”) as an incentive compensation program designed to create shareholder value in a “pay-for-performance” structure. Awards under the 2005 Outperformance Plan were made to approximately 20 officers and key employees of the Company. Under the program, these participants had the opportunity to share in a performance pool if the Company’s total return to stockholders, including both share appreciation and dividends paid, exceeded certain thresholds from a baseline price per share of $68.51. The size of the performance pool is 10% of the outperformance return amount in excess of a 30% benchmark, subject to a maximum dilution cap. Under the terms of the 2005 Outperformance Plan, the performance period from December 1, 2005 to November 30, 2008, was to accelerate if the potential performance pool reached the maximum amount for 30 consecutive days.

On June 14, 2006, the Compensation Committee determined that under the terms of the 2005 Outperformance Plan, as of June 8, 2006, the performance period had accelerated and the maximum performance pool had been established. From the effective date of the program to June 8, 2006, the aggregate market value of the Company’s common equity increased by approximately $1.4 billion and the cumulative total return to stockholders (including dividend) during this period has been approximately 47.6%, each as calculated in accordance with the 2005 Outperformance Plan. Accordingly, the maximum performance pool of $49,250,000, taking into account forfeitures, was established. Though performance-based vesting has been accelerated, awards under the 2005 Outperformance Plan will remain subject to time-based vesting, with one-third of the earned awards vesting on each of November 30, 2008, 2009 and 2010 based on continued employment.

Individual awards under the 2005 Outperformance Plan are in the form of partnership units, or LTIP Units, in SL Green Operating Partnership, L.P., that, subject to certain conditions, are convertible into shares of the Company’s common stock or cash, at the Company’s election. The total number of LTIP Units earned by all participants as a result of the establishment of the performance pool was 490,477. As mentioned above, all of these LTIP Units remain subject to time-based vesting.

The cost of the Outperformance Plan will continue to be amortized into earnings through the final vesting period in accordance with SFAS 123-R.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SL GREEN REALTY CORP.

Date: June 16, 2006	By:	/s/ GREGORY F. HUGHES
Gregory F. Hughes
Chief Financial Officer